FOR IMMEDIATE RELEASE	Contact: Laura J. Wakeley Office: 717-291-2616

Fulton Financial Corporation increases quarterly cash dividend

(April 17)  Lancaster, PA  --  Fulton Financial Corporation (Nasdaq:  FULT) Chairman,  Chief Executive Officer and President R. Scott Smith, Jr. today announced that the board of directors has authorized an increase in the regular quarterly cash dividend.

The regular quarterly cash dividend, which will increase to 15 cents per share, will be payable on July 15 to shareholders of record as of June 20.

Fulton Financial Corporation is a financial holding company that operates more than 260 banking offices and employs nearly 4,500 people in Pennsylvania, Maryland, Delaware, New Jersey and Virginia.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Forward-Looking Statements:

This news release may contain forward-looking statements about Fulton Financial Corporation’s future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.

Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loan and deposit products, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, creditworthiness of current borrowers, the Corporation’s success in merger and acquisition integration and customers’ acceptance of the Corporation’s products and services.

The Corporation’s forward-looking statements are relevant only as of the date on which such statements are made. By making any forward-looking statements, the Corporation assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

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